UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2014

RealD Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34818	77-0620426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA (Address of principal executive offices)	90210 (Zip Code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)                             Appointment of Certain Officers.

Effective June 23, 2014, RealD Inc. (the “Company”) appointed Heather O’Connor, age 43, as Senior Vice President, Finance and Chief Accounting Officer.

Prior to joining the Company, Ms. O’Connor served as Chief Accounting Officer of DreamWorks Animation SKG, Inc. since February 2009.  Ms. O’Connor holds a Bachelor of Science in Accounting from the University of Illinois, Urbana-Champaign.

Ms. O’Connor will receive a base salary of $325,000 per year.  Her annual target bonus is 60% of base pay.  Ms. O’Connor will also be granted a stock option to purchase an aggregate of 100,000 shares of the Company’s common stock at the fair market value of such stock on the date of grant, 1/4 of which will vest on the first anniversary of the date of grant and 1/48 of which will vest monthly thereafter, subject to Ms. O’Connor’s continued employment with the Company.  In addition, Ms. O’Connor will be granted 15,000 restricted stock units, which will vest over a three-year time period, subject to Ms. O’Connor’s continued employment with the Company.

Ms. O’Connor is eligible to participate in the Company’s standard employee benefits plans.  There are no transactions in which Ms. O’Connor has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealD Inc.

Dated: June 27, 2014	By:	/s/ Craig Gatarz
	Name:	Craig Gatarz
	Title:	Chief Operating Officer and General Counsel